Exhibit 99.01

CONTACTS:

	For Media Inquiries:	For Investor Inquiries:

	Jared Tipton Cepheid Corporate Communications Tel: (408) 400 8377 jared.tipton@cepheid.com	Jacquie Ross Cepheid Investor Relations Tel: (408) 400 8329 investor.relations@cepheid.com

Cepheid 904 Caribbean Drive Sunnyvale, CA 94089 Telephone: 408.541.4191 Fax: 408.541.4192

CEPHEID REPORTS 2010 SECOND QUARTER RESULTS

Progress to Profitability Continues with Record Revenue and Gross Margin Performance

SUNNYVALE, California, July 22, 2010 – Cepheid (Nasdaq: CPHD) today reported revenue for the second quarter of 2010 of $49.6 million. Net loss was $1.8 million, or $(0.03) per share, which compares to revenue of $41.0 million and a net loss of $6.8 million, or $(0.12) per share, in the second quarter of 2009.

Excluding amortization of purchased intangible assets and stock compensation expense, non-GAAP net income for the second quarter was $2.9 million, or $0.05 per share. This compares to a non-GAAP net loss of $2.2 million, or $(0.04) per share, in the second quarter of 2009.

“Second quarter highlights included record revenue and gross margin performance driven by the continued rapid adoption of our industry-leading GeneXpert® System in the clinical market,” said John Bishop, Cepheid’s Chief Executive Officer. “With our heavy royalty burden starting to ease in the third quarter, combined with our continued market growth, we have our eye firmly set on achieving sustainable profitability without compromising the research and development investment we are making to protect and grow our leadership position in molecular diagnostics.”

Operational Overview

•	Total product sales of $48.6 million in the second quarter of 2010, compared to $39.6 million in the second quarter of 2009. By industry, product sales were, in millions:

	Three Months Ended June 30,
	2010	2009	Change
Clinical Systems	$6.1	5.7	7%
Clinical Reagents	31.6	21.0	51%

Total Clinical	37.7	26.7	41%
Industrial	4.7	4.3	8%
Biothreat	5.0	7.8	-35%
Partner	1.2	0.8	47%

Total Product Sales	$48.6	$39.6	23%

•	By geography, product sales were, in millions:

	Three Months Ended June 30,
	2010	2009	Change
North America
Clinical	$29.1	$20.2	44%
Other	9.1	11.2	-18%

Total North America	38.2	31.4	22%
International
Clinical	8.6	6.5	32%
Other	1.8	1.7	8%

Total International	10.4	8.2	27%

Total Product Sales	$48.6	$39.6	23%

•	During the quarter, Cepheid installed a total of 106 GeneXpert systems and 478 modules. As of June 30, 2010, a cumulative total of 1,605 GeneXpert systems and 8,618 modules have been placed worldwide.

•	GAAP gross margin on product sales was 48% and non-GAAP gross margin on product sales was 50%, which compares to 41% and 44%, respectively, in the second quarter of 2009.

•	Cash, cash equivalents and investments, net of associated debt, were $47 million as of June 30, 2010.

•	DSO was 51 days.

Business Outlook

For the fiscal year ending December 31, 2010, the company expects:

•	Total revenue to be in the range of $200 to $205 million;

•	Net loss in the range of $(0.25) to $(0.21) per share;

•	Non-GAAP net income in the range of $0.05 to $0.09 per share.

Expected non-GAAP net income excludes approximately $16.5 million related to stock compensation expense and approximately $2 million related to the amortization of acquired intangibles.

Accessing Cepheid’s Q210 Results Conference Call

The company will host a management presentation at 2:00 p.m. Pacific Time on Thursday, July 22, 2010 to discuss the results. To access the live webcast, please visit Cepheid’s website at www.cepheid.com/investors at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. A replay of the webcast will be available shortly following the call and will remain available for at least 90 days.

Interested participants may also listen to the live teleconference call by dialing (866) 761-0748 (domestic) or (617) 614-2706 (international), and entering participant code 64453418. A replay will be available for seven days beginning at 4 p.m. Pacific Time. Access numbers for this replay are (888) 286-8010 (domestic) and (617) 801-6888 (international), with participant code 17778236.

About Cepheid

Based in Sunnyvale, Calif., Cepheid (Nasdaq: CPHD) is an on-demand molecular diagnostics company that develops, manufactures, and markets fully-integrated systems and tests for genetic analysis in the clinical, industrial and biothreat markets. The company’s systems enable rapid, sophisticated genetic testing for organisms and genetic-based diseases by automating otherwise complex manual laboratory procedures. The company’s easy-to-use systems integrate a number of complicated and time-intensive steps, including sample preparation, DNA amplification and detection, which enable the analysis of complex biological samples in its proprietary test cartridges. Through its strong molecular biology capabilities, the company is focusing on those applications where rapid molecular testing is particularly important, such as identifying infectious disease and cancer in the clinical market; food, agricultural, and environmental testing in the industrial market; and identifying bio-terrorism agents in the biothreat market. See www.cepheid.com for more information.

Use of Non-GAAP Measures

The company has supplemented its reported GAAP financial information with non-GAAP measures that do not include employee share-based compensation expense and amortization of purchased intangible assets and, for the first quarter of 2009, restructuring charges. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. The company’s management uses the non-GAAP information internally to evaluate its ongoing business, continuing operational performance and cash requirements, and believes these non-GAAP measures are useful to investors as they provide a basis for evaluating the company’s cash requirements and additional insight into the underlying operating results and the company’s ongoing performance in the ordinary course of its operations.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures.

As described above, the company excludes the following items from one or more of its non-GAAP measures when applicable:

Employee stock-based compensation expense. These expenses consist primarily of expenses for employee stock options and employee restricted stock under ASC 718 (formerly SFAS 123(R)). The company excludes employee stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the company does not believe are reflective of ongoing operating results. Further, as the company applies ASC 718, it believes that it is useful to investors to understand the impact of the application of ASC 718 on its results of operations.

Amortization of purchased intangible assets. The company incurs amortization of purchased intangible assets in connection with acquisitions. The company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the company’s prior acquisitions and have no direct correlation to the operation of the company’s business.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Cepheid’s or its management’s intentions, beliefs, expectations and strategies for the future, including those relating to product pipeline and timeline, product performance, future revenues and future net income or loss. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the company’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to: our success in increasing direct sales and the effectiveness of new sales personnel; the performance and market acceptance of new products; sufficient customer demand; our ability to develop and complete clinical trials successfully in a timely manner for new products; uncertainties related to the FDA regulatory and European regulatory processes; the level of testing at clinical customer sites; changes in the protocols or levels of testing for Healthcare Associated Infections (HAIs); the company’s ability to successfully introduce and sell products in clinical markets other than HAIs; the rate of environmental biothreat testing conducted by the USPS, which will affect the amount of consumable products sold to the USPS; unforeseen development and manufacturing problems; the potential need for additional intellectual property licenses for tests and other products and the terms of such licenses; lengthy sales cycles in certain markets; the company’s reliance on distributors in some regions to market, sell and support its products; the occurrence of unforeseen expenditures, including expenditures related to litigation, acquisitions or other transactions; the impact of acquisitions and stock-based compensation expense; the impact of competitive products and pricing; the company’s ability to manage geographically-dispersed operations; and underlying market conditions worldwide, including the uncertain impact of the significant global economic downturn on our business, and that of our customers, potential customers and business partners. Readers should also refer to the section entitled “Risk Factors” in Cepheid’s Annual Report on Form 10-K, its most recent Quarterly Report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information currently available to Cepheid, and Cepheid assumes no obligation to update any such forward-looking statement or reasons why results might differ.

FINANCIAL TABLES FOLLOW

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues:
System sales	$9,808	$8,911	$20,725	$16,820
Reagent and disposable sales	38,840	30,649	75,105	59,328

Total product sales	48,648	39,560	95,830	76,148
Other revenues	994	1,461	1,857	3,640

Total revenues	49,642	41,021	97,687	79,788

Costs and operating expenses:
Cost of product sales	25,215	23,250	51,286	43,940
Collaboration profit sharing	1,654	2,612	3,309	5,241
Research and development	10,150	10,315	19,851	20,653
Sales and marketing	9,260	6,917	18,245	13,729
General and administrative	5,848	5,340	11,563	10,609
Restructuring charge	—	—	—	747

Total costs and operating expenses	52,127	48,434	104,254	94,919

Loss from operations	(2,485)	(7,413)	(6,567)	(15,131)
Other income (expense), net	(261)	459	(537)	531

Loss before benefit for income taxes	(2,746)	(6,954)	(7,104)	(14,600)
Benefit for income taxes	945	175	964	219

Net loss	$(1,801)	$(6,779)	$(6,140)	$(14,381)

Basic and diluted net loss per share	$(0.03)	$(0.12)	$(0.10)	$(0.25)

Shares used in computing basic and diluted net loss per share	59,493	58,053	59,216	57,943

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

(in thousands)

	June 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$36,534	$35,786
Short-term investments	11,825	24,931
Accounts receivable, net	27,717	23,014
Inventory	37,874	38,015
Prepaid expenses and other current assets	3,295	2,421

Total current assets	117,245	124,167
Property and equipment, net	24,973	24,021
Other non-current assets	1,127	495
Intangible assets	27,138	30,817
Goodwill	19,591	18,626

Total assets	$190,074	$198,126

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,295	$22,068
Accrued compensation	8,688	8,869
Accrued royalties	9,409	12,929
Accrued other liabilities	1,960	1,800
Current portion of deferred revenue	3,228	2,923
Current portion of note payable	664	108
Bank borrowing	1,348	14,618

Total current liabilities	44,592	63,315
Long-term portion of deferred revenue	2,231	2,279
Note payable, less current portion	2,513	732
Other liabilities	3,437	4,234

Total liabilities	52,773	70,560

Shareholders’ equity:
Common stock	280,572	273,052
Additional paid-in capital	64,624	56,408
Accumulated other comprehensive income	510	371
Accumulated deficit	(208,405)	(202,265)

Total shareholders’ equity	137,301	127,566

Total liabilities and shareholders’ equity	$190,074	$198,126

CEPHEID

CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(6,140)	$(14,381)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,604	4,110
Amortization of intangible assets	3,472	3,406
Amortization of prepaid compensation expense	—	126
Stock-based compensation related to employees and consulting services rendered	7,919	7,675
Unrealized gain on auction rate securities	(1,714)	(6,928)
Unrealized loss on put option	1,844	6,519
Deferred rent	31	(1)
Changes in operating assets and liabilities:
Accounts receivable	(4,703)	(1,876)
Inventory	437	(1,925)
Prepaid expenses and other current assets	(502)	2,018
Other non-current assets	(632)	426
Accounts payable and other current liabilities	(6,333)	2,264
Accrued compensation	(181)	285
Deferred revenue	257	6

Net cash provided by (used in) operating activities	(1,641)	1,724

Cash flows from investing activities:
Capital expenditures	(6,488)	(2,823)
Payments for technology licenses	(1,000)	(1,500)
Cost of acquisition, net	(574)	(148)
Proceeds from sale of short-term investments	12,975	25
Proceeds from the sale of fixed assets	78	15
Transfer from restricted cash	—	1,500

Net cash provided by (used in) investing activities	4,991	(2,931)

Cash flows from financing activities:
Net proceeds from the issuance of common shares and exercise of stock options and awards	7,520	2,383
Proceeds from notes payable	2,448	—
Principal payments of notes payable	(111)	—
Principal payments of bank borrowing	(13,270)	(40)

Net cash provided by (used in) financing activities	(3,413)	2,343

Effect of exchange rate change on cash	811	112

Net increase in cash and cash equivalents	748	1,248
Cash and cash equivalents at beginning of period	35,786	23,478

Cash and cash equivalents at end of period	$36,534	$24,726

CEPHEID

RECONCILIATION OF GAAP TO NON-GAAP MEASURES (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Cost of product sales	$25,215	$23,250	$51,286	$43,940
Stock compensation expense	(537)	(728)	(1,007)	(1,082)
Amortization of purchased intangible assets	(361)	(324)	(689)	(648)

Non-GAAP measure of cost of product sales	$24,317	$22,198	$49,590	$42,210

Gross margin on product sales per GAAP	48%	41%	46%	42%
Gross margin on product sales per non-GAAP	50%	44%	48%	45%

Operating expenses	$25,258	$22,572	$49,659	$44,991
Stock compensation expense	(3,636)	(3,400)	(6,912)	(6,468)
Amortization of purchased intangible assets	(128)	(88)	(209)	(161)

Non-GAAP measure of operating expenses	$21,494	$19,084	$42,538	$38,362

Income (loss) from operations	$(2,485)	$(7,413)	$(6,567)	$(15,131)
Restructuring charge	—	—	—	747
Stock compensation expense	4,173	4,128	7,919	7,550
Amortization of purchased intangible assets	489	412	898	809

Non-GAAP measure of income (loss) from operations	$2,177	$(2,873)	$2,250	$(6,025)

Net income (loss)	$(1,801)	$(6,779)	$(6,140)	$(14,381)
Restructuring charge	—	—	—	747
Stock compensation expense	4,173	4,128	7,919	7,550
Amortization of purchased intangible assets	489	412	898	809

Non-GAAP measure of net income (loss)	$2,861	$(2,239)	$2,677	$(5,275)

Basic net income (loss) per share	$(0.03)	$(0.12)	$(0.10)	$(0.25)
Restructuring charge	—	—	—	0.01
Stock compensation expense	0.07	0.07	0.13	0.14
Amortization of purchased intangible assets	0.01	0.01	0.02	0.01

Non-GAAP measure of net income (loss)	$0.05	$(0.04)	$0.05	$(0.09)

Diluted net income (loss) per share	$(0.03)	$(0.12)	$(0.10)	$(0.25)
Restructuring charge	—	—	—	0.01
Stock compensation expense	0.07	0.07	0.13	0.14
Amortization of purchased intangible assets	0.01	0.01	0.01	0.01

Non-GAAP measure of net income (loss)	$0.05	$(0.04)	$0.04	$(0.09)

Shares used in computing basic and diluted net income (loss) per share	59,493	58,053	59,216	57,943
Incremental shares from the assumed conversion of dilutive stock options	3,935	—	3,793	—

Shares used in computing diluted net income (loss) per share	63,428	58,053	63,009	57,943

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